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                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                    MARKWEST ENERGY OPERATING COMPANY, L.L.C.

     I.   The name of the limited liability company is:

                    MARKWEST ENERGY OPERATING COMPANY, L.L.C.

     II. The address of the limited liability company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited liability company's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of MARKWEST ENERGY OPERATING COMPANY, L.L.C. this 24th day of January, 2002.


                                        MARKWEST ENERGY PARTNERS, L.P.

                                        By: MarkWest Energy GP, L.L.C.
                                            its General Partner


                                        By: /s/ Gerald A. Tywoniuk
                                           ------------------------------------
                                        Name: Gerald A. Tywoniuk
                                        Title: Senior Vice President and
                                               Chief Financial Officer